Gibraltar Reports Second-Quarter 2016 Financial Results

GAAP EPS Increases YOY to $0.53 from $0.13; Sales Grow 4%
Adjusted EPS Increases YOY to $0.46 from $0.25

Buffalo, New York, July 28, 2016 - Gibraltar Industries, Inc. (Nasdaq: ROCK), a leading manufacturer and distributor of building products for industrial, infrastructure, residential, and renewable energy and conservation markets, today reported its financial results for the three and six-month periods ended June 30, 2016. All financial metrics in this release reflect only the Company’s continuing operations unless otherwise noted.
Second-quarter Consolidated Results
Gibraltar reported the following consolidated results:

	Three Months Ended June 30,
Dollars in millions, except EPS	GAAP			Adjusted
	2016	2015	% Change	2016	2015	% Change
Net Sales	$263.1	$253.2	4%	$263.1	$253.2	4%
Net Income	$17.0	$4.1	315%	$14.8	$7.8	90%
Diluted EPS	$0.53	$0.13	308%	$0.46	$0.25	84%

The Company reported a more than 300 percent increase in GAAP net income and a 90 percent increase on an adjusted net income basis, on a 4 percent increase in sales. The second-quarter 2016 GAAP results included special items with an after-tax net gain totaling $2.2 million, or $0.07 per diluted share, primarily resulting from the gain on the divestiture of Gibraltar’s European industrial manufacturing operation in April 2016. The second-quarter 2015 GAAP results included special items with an after-tax charge totaling $3.7 million, or $0.12 per diluted share, resulting from restructuring costs related to the Company’s initial phase of its 80/20 simplification initiative along with costs related to the June 2015 acquisition of Rough Brothers Inc. (RBI).
Management Comments
“Gibraltar delivered another period of solid financial performance in the second quarter, as we exceeded our bottom-line guidance and grew revenue on both a sequential and year-over-year basis, despite ongoing market headwinds,” said Chief Executive Officer Frank Heard. “The strong quarter performance was the result of profitability from both the RBI business that we acquired in June 2015, as well as from our legacy residential and industrial businesses. Our bottom-line results exceeded our expectations due in large part to our ability to realize accelerated traction with our 80/20 initiative.”
“Our ongoing strong financial performance is a direct byproduct of our team’s ability to effectively execute on our four pillar growth strategy. By focusing on operational excellence, portfolio management, product innovation and accretive acquisitions, we have re-aligned resources, increased efficiencies and delivered enhanced profitability across the organization,” said Heard.

Second-quarter Segment Results
Residential Products
For the second quarter, the Residential Products segment reported:

	Three Months Ended June 30,
Dollars in millions, except EPS	GAAP			Adjusted
	2016	2015	% Change	2016	2015	% Change
Net Sales	$120.0	$134.7	(11)%	$120.0	$134.7	(11)%
Operating Margin	17.3%	8.8%	+850 bps	17.5%	10.6%	+690 bps
Second-quarter 2016 net sales in Gibraltar’s Residential Products segment decreased, net of equivalent sales of roofing-related products and lower sales of postal products reflecting the completion of a two-year contract for centralized mailboxes as of December 2015.
The increase in segment operating margin reflects the benefit of improved operational efficiencies and early contributions from the 80/20 simplification initiative, as well as the completion of the centralized mailbox contract, which provided low profitability in the second quarter of 2015. The adjusted operating margin for the second-quarter 2016 and 2015 remove the special charges for restructuring initiatives under the 80/20 program from both periods.
Industrial and Infrastructure Products
For the second quarter, the Industrial and Infrastructure Products segment reported:

	Three Months Ended June 30,
Dollars in millions, except EPS	GAAP			Adjusted
	2016	2015	% Change	2016	2015	% Change
Net Sales	$81.0	$101.4	(20)%	$81.00	$101.4	(20)%
Operating Margin	7.6%	5.3%	+230 bps	8.7%	5.3%	+340 bps
Second-quarter 2016 net sales in Gibraltar’s Industrial & Infrastructure Products segment decreased on the combined effects of the April 15, 2016 divestiture of its European industrial business, lower order volumes from energy-related markets and, to a lesser degree, the ongoing effect of reduced steel costs on customer pricing.
The segment’s second-quarter GAAP operating margin increased 230 basis points as the combination of improved manufacturing efficiencies, tighter management of raw material costs, and benefits from 80/20 simplification helped offset the effect of lower sales. This segment’s adjusted operating margin for the second-quarter 2016 and 2015 also remove the special charges for restructuring initiatives under the 80/20 program from both periods.
Renewable Energy and Conservation
For the second quarter, the Renewable Energy and Conservation segment reported:

	Three Months Ended June 30,
Dollars in millions, except EPS	GAAP			Adjusted
	2016	2015	% Change	2016	2015	% Change
Net Sales	$62.1	$17.1	nmf*	$62.1	$17.1	nmf*
Operating Margin	12.3%	5.8%	+650 bps	12.3%	11.1%	+120 bps
*not meaningful
This segment contains the results of RBI, an acquisition the Company completed on June 9, 2015. RBI has established itself during the past six years as North America’s fastest-growing provider of solar racking solutions, while continuing its leadership serving the U.S. commercial greenhouse market. RBI has been accretive to the Company’s results since its acquisition, and contributed $0.15 per diluted share to GAAP earnings for the second quarter of 2016.

Comparing second-quarter 2016 net sales to proforma sales for the quarter-ended June 30, 2015, RBI’s revenues rose 4 percent reflecting continued demand for RBI’s ground-mounted solar racking products.
Its second-quarter 2016 GAAP operating margin increased to 12.3 percent, reflecting the benefit of improved operational efficiencies and a significantly lower amount of acquisition-related expenses. Its adjusted operating margin for the second-quarter 2015 has removed the special charge for acquisition-related costs.
Business Outlook
“Looking to the balance of 2016, we expect continuing positive momentum coming out of the first half of the year. Our balance sheet is solid with a strong cash position, and our increased liquidity provides the resources to pursue acquisitions as strategic accelerators to growth. As we continue to focus on operational excellence, we are also strengthening our team with a deeper bench of talent and leadership across the organization. While softness in certain end markets remain, we continue to expect to achieve our key financial objectives for 2016: increasing earnings, making more efficient use of our capital, and delivering higher shareholder returns than we did in 2015,” Heard concluded.
Gibraltar expects 2016 consolidated revenues in the range of $1.02 billion to $1.03 billion, a decrease of approximately 1 percent compared with $1.04 billion in 2015. This revenue guidance takes into account the nearly $100 million of 2015 revenues not repeating in 2016. This $100 million of sales included the Company’s divestiture in April 2016 of its European industrial business that contributed $36 million in revenues with breakeven operating results to the Industrial & Infrastructure Products segment in 2015; $50 million of annual sales related to the completed contract in December 2015 for centralized mailboxes; and discontinued products under the 80/20 simplification initiative.
Gibraltar is raising its guidance for higher after-tax earnings for full year 2016 due to the success of its operational excellence and 80/20 initiatives. GAAP earnings for 2016 are expected in the range of $1.38 to $1.48 per diluted share, compared with $0.74 per diluted share in 2015.

Full Year 2016
	Gibraltar Industries
Dollars in millions, except EPS	Operating		Income	Net	Diluted Earnings
	Income	Margin	Taxes	Income	Per Share
GAAP Measures	$80 - 85	7.9 - 8.3%	$13 - 15	$44 - 47	$1.38-1.48
Restructuring Costs	4	0.4	1	3	0.08
Gain on Sale of European Business	—	—	11	(3))	(0.09))

Adjusted Measures	$84 - 89	8.3 - 8.7%	$26 - 28	$44 - 47	$1.37-1.47

Relative to GAAP profitability and EPS for 2016, Gibraltar has estimated additional restructuring costs for new initiatives affecting the second half of 2016. Any significant changes in the nature and scope of identified projects and any new programs would affect a change in our expected GAAP EPS results for the year.

For the third quarter of 2016, consolidated revenues are expected to decline 7 percent to approximately $280 million while after-tax income is expected to rise. The decline in revenue is due to $25 million of Q3 2015 revenues not repeating in Q3 2016 related to the Company’s April 2016 divestiture, the completed contract for centralized mailboxes; and discontinued products under the 80/20 simplification initiative.

GAAP EPS for the third quarter is expected to be between $0.46 and $0.51, compared with $0.43 for the third quarter of 2015. Adjusted EPS for the third quarter 2016 is expected to be between $0.47 and $0.52, compared with $0.50 for the third quarter of 2015. The higher GAAP earnings are a result of the expected higher income from the Residential and Renewable Energy and Conservation segments and lower restructuring costs as compared to the prior year period.
Second-quarter Conference Call Details
Gibraltar has scheduled a conference call today starting at 9:00 a.m. ET to review its results for the second quarter of 2016. Interested parties may access the call by dialing (877) 407-5790 or (201) 689-8328. The presentation slides that will be discussed in the conference call are expected to be available this morning, prior to the start of the call. The slides may be downloaded from the Gibraltar website: www.gibraltar1.com. A webcast replay of the conference call and a copy of the transcript will be available on the website following the call.
About Gibraltar
Gibraltar Industries is a leading manufacturer and distributor of building products for industrial, infrastructure, residential, and renewable energy and conservation markets. With a four-pillar strategy focused on operational improvement, product innovation, acquisitions and portfolio management, Gibraltar’s mission is to drive best-in-class performance. Gibraltar serves customers worldwide through facilities in the United States, Canada, Germany, China, and Japan. Comprehensive information about Gibraltar can be found on its website at www.gibraltar1.com.
Safe Harbor Statement
Information contained in this news release, other than historical information, contains forward-looking statements and is subject to a number of risk factors, uncertainties, and assumptions. Risk factors that could affect these statements include, but are not limited to, the following: the availability of raw materials and the effects of changing raw material prices on the Company’s results of operations; energy prices and usage; changing demand for the Company’s products and services; changes in the liquidity of the capital and credit markets; risks associated with the integration and performance of acquisitions; and changes in interest and tax rates. In addition, such forward-looking statements could also be affected by general industry and market conditions, as well as general economic and political conditions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law or regulation.
Non-GAAP Financial Data
To supplement Gibraltar’s consolidated financial statements presented on a GAAP basis, Gibraltar also presented certain adjusted financial data in this news release. Adjusted financial data excluded special charges consisting of gains / losses on sales of assets, restructuring primarily associated with the 80/20 simplification initiative, acquisition-related items, and other reclassifications. These adjustments are shown in the non-GAAP reconciliation of adjusted financial measures excluding special charges provided in the supplemental financial schedules that accompany this news release. The Company believes that the presentation of results excluding special charges provides meaningful supplemental data to investors, as well as management, that are indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods as well as comparison with other companies. Special charges are excluded since they may not be considered directly related to our ongoing business operations. These adjusted measures should not be viewed as a substitute for our GAAP results, and may be different than adjusted measures used by other companies.
Next Earnings Announcement
Gibraltar expects to release its financial results for the three and nine-month periods ending September 30, 2016, on Thursday, October 27, 2016, and hold its earnings conference call later that morning, starting at 9:00 a.m. ET.

Contact:
Kenneth Smith
Chief Financial Officer
716.826.6500 ext. 3217
kwsmith@gibraltar1.com

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net Sales	$263,099	$253,171	$496,776	$453,786
Cost of sales	196,895	209,052	380,416	379,752
Gross profit	66,204	44,119	116,360	74,034
Selling, general, and administrative expense	40,427	32,918	76,976	53,863
Income from operations	25,777	11,201	39,384	20,171
Interest expense	3,666	3,811	7,357	7,511
Other expense (income)	8,035	1,101	7,840	(2,458)
Income before taxes	14,076	6,289	24,187	15,118
(Benefit of) provision for income taxes	(2,913)	2,202	705	5,494
Income from continuing operations	16,989	4,087	23,482	9,624
Discontinued operations:
Loss before taxes	—	—	—	(44)
Benefit of income taxes	—	—	—	(16)
Loss from discontinued operations	—	—	—	(28)
Net income	$16,989	$4,087	$23,482	$9,596
Net earnings per share – Basic:
Income from continuing operations	$0.54	$0.13	$0.75	$0.31
Loss from discontinued operations	—	—	—	—
Net income	$0.54	$0.13	$0.75	$0.31
Weighted average shares outstanding – Basic	31,475	31,210	31,447	31,200
Net earnings per share – Diluted:
Income from continuing operations	$0.53	$0.13	$0.74	$0.31
Loss from discontinued operations	—	—	—	—
Net income	$0.53	$0.13	$0.74	$0.31
Weighted average shares outstanding – Diluted	32,007	31,495	31,916	31,440

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(unaudited)

	June 30, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$124,114	$68,858
Accounts receivable, net	150,170	164,969
Inventories	98,221	107,058
Other current assets	12,119	10,537
Total current assets	384,624	351,422
Property, plant, and equipment, net	108,808	118,932
Goodwill	294,797	292,390
Acquired intangibles	120,435	123,013
Other assets	4,336	4,015
	$913,000	$889,772
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$82,805	$89,204
Accrued expenses	49,331	67,605
Billings in excess of cost	30,358	28,186
Current maturities of long-term debt	400	400
Total current liabilities	162,894	185,395
Long-term debt	208,836	208,882
Deferred income taxes	43,149	42,654
Other non-current liabilities	48,542	42,755
Shareholders’ equity:
Preferred stock, $0.01 par value; authorized 10,000 shares; none outstanding	—	—
Common stock, $0.01 par value; authorized 50,000 shares; 31,930 and 31,779 shares issued in 2016 and 2015	319	317
Additional paid-in capital	259,024	253,458
Retained earnings	201,555	178,073
Accumulated other comprehensive loss	(4,511)	(15,416)
Cost of 502 and 484 common shares held in treasury in 2016 and 2015	(6,808)	(6,346)
Total shareholders’ equity	449,579	410,086
	$913,000	$889,772

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2016	2015
Cash Flows from Operating Activities
Net income	$23,482	$9,596
Loss from discontinued operations	—	(28)
Income from continuing operations	23,482	9,624
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	11,856	13,239
Stock compensation expense	3,218	1,406
Net gain on sale of assets	(198)	(8,375)
Loss on sale of business	8,533	—
Restructuring charges, non-cash	1,074	2,745
Provision for (benefit of) deferred income taxes	196	(72)
Other, net	(741)	(1,392)
Changes in operating assets and liabilities, excluding the effects of acquisitions:
Accounts receivable	9,145	(30,164)
Inventories	4,988	1,596
Other current assets and other assets	(4,333)	(1,415)
Accounts payable	(2,427)	20,254
Accrued expenses and other non-current liabilities	(5,644)	4,312
Net cash provided by operating activities	49,149	11,758
Cash Flows from Investing Activities
Cash paid for acquisitions	(2,314)	(134,318)
Net proceeds from sale of property and equipment	162	26,181
Purchases of property, plant, and equipment	(4,035)	(4,624)
Net proceeds from sale of business	8,479	—
Other, net	1,118	1,154
Net cash provided by (used in) investing activities	3,410	(111,607)
Cash Flows from Financing Activities
Proceeds from long-term debt	—	41,392
Long-term debt payments	(400)	(11,792)
Payment of debt issuance costs	(54)	—
Purchase of treasury stock at market prices	(462)	(387)
Net proceeds from issuance of common stock	2,057	180
Excess tax benefit from stock compensation	292	37
Net cash provided by financing activities	1,433	29,430
Effect of exchange rate changes on cash	1,264	(769)
Net increase (decrease) in cash and cash equivalents	55,256	(71,188)
Cash and cash equivalents at beginning of year	68,858	110,610
Cash and cash equivalents at end of period	$124,114	$39,422

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands, except per share data)
(Unaudited)

	Three Months Ended June 30, 2016
	As Reported In GAAP Statements	Restructuring Charges	Gain on Sale of Business	Adjusted Financial Measures
Net Sales
Residential Products	$119,965	$—	$—	$119,965
Industrial & Infrastructure Products	81,380	—	—	81,380
Less Inter-Segment Sales	(373)	—	—	(373)
	81,007	—	—	81,007
Renewable Energy & Conservation	62,127	—	—	62,127
Consolidated sales	263,099	—	—	263,099

Income from operations
Residential Products	20,725	258	—	20,983
Industrial & Infrastructure Products	6,190	851	—	7,041
Renewable Energy & Conservation	7,657	—	—	7,657
Segment Income	34,572	1,109	—	35,681
Unallocated corporate expense	(8,795)	—	—	(8,795)
Consolidated income from operations	25,777	1,109	—	26,886

Interest expense	3,666	—	—	3,666
Other expense (income)	8,035	—	(8,533)	(498)
Income before income taxes	14,076	1,109	8,533	23,718
(Benefit of) provision for income taxes	(2,913)	424	11,414	8,925
Income from continuing operations	$16,989	$685	$(2,881)	$14,793
Income from continuing operations per share – diluted	$0.53	$0.02	$(0.09)	$0.46

Operating margin
Residential Products	17.3%	0.2%	—%	17.5%
Industrial & Infrastructure Products	7.6%	1.0%	—%	8.7%
Renewable Energy & Conservation	12.3%	—%	—%	12.3%
Segments Margin	13.1%	0.4%	—%	13.6%
Consolidated	9.8%	0.4%	—%	10.2%

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands, except per share data)
(Unaudited)

	Three Months Ended June 30, 2015
	As Reported In GAAP Statements	Acquisition Related Items	Restructuring Charges	Reclass of Hedging Activity	Adjusted Financial Measures
Net Sales
Residential Products	$134,669	$—	$—	$—	$134,669
Industrial & Infrastructure Products	101,900	—	—	—	101,900
Less Inter-Segment Sales	(482)	—	—	—	(482)
	101,418	—	—	—	101,418
Renewable Energy & Conservation	17,084	—	—	—	17,084
Consolidated sales	253,171	—	—	—	253,171

Income from operations
Residential Products	11,910	—	3,251	(920)	14,241
Industrial & Infrastructure Products	5,356	—	59	—	5,415
Renewable Energy & Conservation	999	902	—	—	1,901
Segment Income	18,265	902	3,310	(920)	21,557
Unallocated corporate expense	(7,064)	699	1,042	—	(5,323)
Consolidated income from operations	11,201	1,601	4,352	(920)	16,234

Interest expense	3,811	—	—	—	3,811
Other income	1,101	—	—	(920)	181
Income before income taxes	6,289	1,601	4,352	—	12,242
Provision for income taxes	2,202	598	1,629	—	4,429
Income from continuing operations	$4,087	$1,003	$2,723	—	$7,813
Income from continuing operations per share – diluted	$0.13	$0.03	$0.09	$—	$0.25

Operating margin
Residential Products	8.8%	—%	2.4%	(0.7)%	10.6%
Industrial & Infrastructure Products	5.3%	—%	—%	—%	5.3%
Renewable Energy & Conservation	5.8%	5.3%	—%	—%	11.1%
Segments Margin	7.2%	0.4%	1.3%	(0.4)%	8.5%
Consolidated	4.4%	0.6%	1.7%	(0.4)%	6.4%

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands, except per share data)
(Unaudited)

	Six Months Ended June 30, 2016
	As Reported In GAAP Statements	Restructuring Charges	Gain on Sale of Business	Adjusted Financial Measures
Net Sales
Residential Products	$220,112	—	—	$220,112
Industrial & Infrastructure Products	161,397	—	—	161,397
Less Inter-Segment Sales	(740)	—	—	(740)
	160,657	—	—	160,657
Renewable Energy & Conservation	116,007	—	—	116,007
Consolidated sales	496,776	—	—	496,776

Income from operations
Residential Products	32,956	1,276	—	34,232
Industrial & Infrastructure Products	9,516	1,531	—	11,047
Renewable Energy & Conservation	11,970	—	—	11,970
Segment Income	54,442	2,807	—	57,249
Unallocated corporate expense	(15,058)	31	—	(15,027)
Consolidated income from operations	39,384	2,838	—	42,222

Interest expense	7,357	—	—	7,357
Other expense (income)	7,840	—	(8,533)	(693)
Income before income taxes	24,187	2,838	8,533	35,558
(Benefit of) provision for income taxes	705	1,055	11,414	13,174
Income from continuing operations	$23,482	$1,783	$(2,881)	$22,384
Income from continuing operations per share – diluted	$0.74	$0.05	$(0.09)	$0.70

Operating margin
Residential Products	15.0%	0.6%	—%	15.6%
Industrial & Infrastructure Products	5.9%	1.0%	—%	6.9%
Renewable Energy & Conservation	10.3%	—%	—%	10.3%
Segments Margin	11.0%	0.6%	—%	11.5%
Consolidated	7.9%	0.6%	—%	8.5%

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands, except per share data)
(Unaudited)

	Six Months Ended June 30, 2015
	As Reported In GAAP Statements	Acquisition Related Items	Restructuring Charges	Gain on Sale of Facility	Reclass of Hedging Activity	Adjusted Financial Measures
Net Sales
Residential Products	$241,464	$—	$—	$—	$—	$241,464
Industrial & Infrastructure Products	196,185	—	—	—	—	196,185
Less Inter-Segment Sales	(947)	—	—	—	—	(947)
	195,238	—	—	—	—	195,238
Renewable Energy & Conservation	17,084	—	—	—	—	17,084
Consolidated sales	453,786	—	—	—	—	453,786

Income from operations
Residential Products	24,043	—	3,470	(6,799)	1,803	22,517
Industrial & Infrastructure Products	7,362	—	423	—	—	7,785
Renewable Energy & Conservation	999	902	—	—	—	1,901
Segment Income	32,404	902	3,893	(6,799)	1,803	32,203
Unallocated corporate expense	(12,233)	471	1,559	—	—	(10,203)
Consolidated income from operations	20,171	1,373	5,452	(6,799)	1,803	22,000

Interest expense	7,511	—	—	—	—	7,511
Other income	(2,458)	—	—	—	1,803	(655)
Income before income taxes	15,118	1,373	5,452	(6,799)	—	15,144
Provision for income taxes	5,494	513	2,037	(2,526)	—	5,518
Income from continuing operations	$9,624	$860	$3,415	$(4,273)	—	$9,626
Income from continuing operations per share – diluted	$0.31	$0.03	$0.11	$(0.14)	$—	$0.31

Operating margin
Residential Products	10.0%	—%	1.4%	(2.8)%	0.7%	9.3%
Industrial & Infrastructure Products	3.8%	—%	0.2%	—%	—%	4.0%
Renewable Energy & Conservation	5.8%	5.3%	—%	—%	—%	11.1%
Segments Margin	7.1%	0.2%	0.9%	(1.5)%	0.4%	7.1%
Consolidated	4.4%	0.3%	1.2%	(1.5)%	0.4%	4.8%